NOTE PURCHASE AGREEMENT

This Subordinated Convertible Note Purchase Agreement (the "Agreement") is made effective as of    between TECHNOCONCEPTS INC. (the "Company"), and the investors listed on the Schedule of Investors attached as Exhibit A hereto (the "Investors").

1. The Notes

1.1 Authorization

The Company has authorized the sale and issuance of Subordinated Convertible Promissory Notes, substantially in the form attached hereto as Exhibit B (each a "Note" and, collectively, the "Notes"), in the principal amount of up to $1,000,000.00.

1.2 Purchase and Sale of Notes

Subject to the terms and conditions hereof, the Company will issue and sell to the Investors, and the Investors will purchase from the Company, the Notes.

1.3 Convertibility of the Notes

The Notes will be convertible into equity securities of the Company upon the terms and conditions contained in the Notes. Shares of equity securities of the Company issued upon conversion of the Notes are referred to herein as the "Note Shares."

1.4 Closing

The closing of the sale and issuance of the Notes (the "Closing") will be held at the offices of the Company at 12:00 Noon, local time, on    , or at such other time and place as shall be mutually agreed upon by the Company and the Investors who propose to purchase a majority in interest of the Notes. The date of such Closing is hereinafter referred to as the "Closing Date."

1.5 Delivery

At the Closing, the Company will deliver to the Investors the Notes against payment of the principal amount thereof by a check or wire transfer payable to the order of the Company.

2. Representations and Warranties of the Company

Except as set forth under the corresponding section of the disclosure schedules delivered to the Investors concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company represents and warrants to the Investors as follows:

2.1 Organization and Standing

The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Colorado and is in good standing under such laws. The Company has all requisite corporate power and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

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2.2 Capitalization

The capitalization of the Company is as described in the Company’s most recent periodic report filed with the SEC. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. Except as may be set forth in that certain Securities Purchase Agreement dated November, 17, 2004, no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated herein. Except as a result of the purchase and sale of the Notes, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Notes will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.3 Authorization

All corporate action on the part of the Company and its directors necessary for the sale and issuance of the Notes and the performance of the Company's obligations under this Agreement and the Notes will be taken prior to the Closing. This Agreement and the Notes are valid, binding and enforceable obligations of the Company, subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Notes, when issued in compliance with the provisions of this Agreement, will be validly issued, and will be free of any liens or encumbrances, assuming the Investors take the Notes with no notice thereof, other than any liens or encumbrances created by or imposed on the Holder; provided, however, that the Notes may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Note Shares, when issued in compliance with the provisions of the Notes, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, assuming that the Investors take the Note Shares with no notice thereof, other than any liens or encumbrances created or imposed on the Holder; provided, however, that the Note Shares will be subject to restrictions on transfer under state and/or federal securities laws.

2.4 Governmental Consent

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Notes, except qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration requirements, if available) of the offer and sale of the Notes under applicable federal and state securities regulations, which filings and qualifications or registrations, if required, will be accomplished in a timely manner.

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2.5 SEC Reports; Financial Statements

The Company has filed all reports required to be filed by it under the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.6 Compliance with Other Instruments

The Company is not in violation of any provisions of its Certificate of Incorporation or Bylaws or in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of federal or state statute, rule or regulation applicable to the Company, where such violation or default would have a material adverse effect on the financial condition or results of operations of the Company, and the consummation of the transactions contemplated hereby will not result in any such violation or default or require any consent under (which consent has not been obtained) or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such material provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien charge or encumbrance upon any assets of the Company.

2.7 Finder's Fees

No person is entitled, directly or indirectly, to compensation from the Company by reason of any contract or understanding or contact with the Company, as a finder or broker in connection with this sale and purchase of the Notes contemplated by this Agreement. The Company agrees to indemnify and hold the Investors harmless against and in respect of any claim of brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arise as a result of a contract or understanding made by the Company with any such broker or finder in connection with this sale and purchase of the Notes contemplated by this Agreement.

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2.8 Disclosure

This Agreement and the Exhibits hereto and the documents provided to the Investors in connection with the purchase of the Notes do not contain any untrue statement of a material fact.

3. Representations and Warranties of Investors

Each Investor hereby represents and warrants to the Company with respect to the purchase of such Investor's Note as follows:

3.1 Binding Obligation

Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to the Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

3.2 Investor Representation

Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Investor’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

3.3 Investor Status

At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.4 Experience of Such Investor

Each Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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3.5 General Solicitation

Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.6 Short Sales

Each Investor represents that prior to 8:30 a.m. ET on the Trading Day immediately following the date of this Agreement, neither it nor any Person over which the Investor has direct or indirect control, have made any purchases or sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a short sale, of the Common Stock of the Company.

3.7 Reliance on Exemptions

Each Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

3.8 Information

Each Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk and such Investor is able to bear the risk of losing its investment in the Securities. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Investor has (i) such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the transactions contemplated by this Agreement, and (ii) independently and without reliance upon the Company, and based on such information as such Investor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Investor acknowledges that the Company has not given such Investor any investment advice, credit information or opinion on whether the purchase of the Securities is prudent.

3.9 No Governmental Review

Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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3.10 Finder's Fees

Each Investor represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation from such Investor by reason of any contract or understanding or contact with the Investor, as a finder or broker in connection with the sale and purchase of the Note contemplated by this Agreement. The Investor agrees to indemnify and hold the Company harmless against and in respect of any claim for brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by such Investor with any such broker or finder in connection with the sale and purchase of the Note contemplated by this Agreement.

5. Warrants

5.1 Issuance of Warrants

Upon the Closing, the Company shall issue to each Investor a warrant for the purchase of common stock of the Company, in substantially the form attached hereto as Exhibit C (the "Warrant"), as follows:

(a) The Company shall issue to each Investor a Warrant to purchase that number of shares of common stock as is equal to the product (rounded to the nearest whole number) obtained by multiplying 0.15 by the quotient obtained by dividing (i) the original principal amount of such Investor's Note by (ii) the average per share price of the Company’s common stock for the five trading days preceding the Closing Date.

(b) The Company shall issue the Warrants in accordance with this Section 5.1 within five (5) days after the Closing Date.

5.2 Exercise Price of Warrants

The per share exercise price of the Warrants shall be the average per share price of the Company’s common stock for the five trading days preceding the Closing Date.

5.3 Termination of Warrants

Warrants issued pursuant to this Section 5 will terminate upon the fifth anniversary of the date of the issuance.

6. Conversion

6.1 Investment by the Holder

At the option of the Note Holder, the entire principal amount of and accrued interest on the Note shall be converted into shares of the Company's equity securities (the "Equity Securities") issued and sold at the closing of the Company's next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $5,000,000 in the aggregate (including amounts converted under the Note and other similar convertible promissory notes) (the "Next Equity Financing"). The number of Note shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of the Note plus (if applicable) accrued interest by (ii) the price per share of the Equity Securities, rounded to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing.

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6.2 Mechanics and Effect of Conversion

No fractional shares of the Company's capital stock will be issued upon conversion of the Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of the Note that would otherwise be converted into such fractional share. Upon conversion of the Note pursuant to this Section 3, the Holder shall surrender the Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with an other securities and property to which the Holder is entitled upon such conversion under the terms of the Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of the Note, the Company will be forever released from all of its obligations and liabilities under the Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

7. Restrictions on Transferability

7.1 Restrictions on Transferability

The Note and the Note Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act (as defined below). Each Investor will cause any proposed Investor, assignee, transferee, or pledgee of the Note and the Note Shares held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 7.

7.2 Certain Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Holder" shall mean a holder of a Note or any Note Shares.

"Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 7.3 hereof.

"Requisite Holders" shall mean the holders of more than 50% of the outstanding principal amount of the Notes.

7.3 Restrictive Legend

Each certificate or note representing a Note or Note Share and any other securities issued in respect of the Note Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 7.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

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Each Investor and each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Note or Note Shares in order to implement the restrictions on transfer established in this Section 7.

7.4 Notice of Proposed Transfers

The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 7.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall given written notice to the Company of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accomplished at such Holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 7.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

8. Miscellaneous

8.1 Governing Law

This Agreement and the Note shall in all respects be governed by and construed and enforced in accordance with the laws of the State of California, as such laws apply to contracts entered into and wholly to be performed within such state.

8.2 Corporate Securities Law

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES COMMISSION OF ANY STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT AND RECEIPT OF ANY PART OF THE CONSIDERATION THEREFROM PRIOR TO SUCH REGISTRATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM REGISTRATION PURSUANT TO THE RELEVANT STATE SECURITIES LAWS. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON REGISTRATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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8.3 Survival

The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby.

8.4 Successors and Assigns

Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Investors to purchase the Notes shall not be assignable without the consent of the Company and provided further that the Company may not assign its rights hereunder.

8.5 Entire Agreement and Amendment

This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the Requisite Holders may, with the Company's prior written consent, waive, modify or amend any provisions hereof.

8.6 Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by telecopy, addressed (a) if to an Investor, at the Investor's address set forth on Exhibit A hereto, or at such other address as the Investor shall have furnished to the Company in writing or (b) if to any other Holder of a Note or Note Shares, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of the Note or Note Shares, who has so furnished an address to the Company or (c) if to the Company, one copy should be sent to its principal executive offices located at 6060 Sepulveda Blvd., Van Nuys, CA 91411, and addressed to the attention of the Chief Financial Officer, or to such other address as the Company shall have furnished to the Investors. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, by messenger or by telecopy, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

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8.7 Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder of a Note or the Note Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

8.8 Expenses

The Company and each Investor shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

8.9 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party or parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.10 Severability

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

8.11 Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

8.12 Confidentiality

The parties hereto agree that the existence of this Agreement and of any Notes and Warrants issued hereunder, and the terms hereof, shall be held in the strictest confidence and shall not be disclosed to any third party unless (a) such disclosure is required by law, or (b) such disclosure is agreed upon in writing by the Investor and the Company.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

TechnoConcepts Inc.		Investor

By:		By:
Antonio Turgeon, CEO

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EXHIBIT A

Schedule of Investors

Name	Principal Amount	Interest	Loan Fee	Warrants	Exercise Price

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EXHIBIT B

Form of Note

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Convertible Subordinated Promissory Note

$_____________________	[DATE]

Los Angeles, California

For value received, TECHNOCONCEPTS INC., a Colorado corporation (the "Company"), promises to pay to the undersigned (the "Holder"), the principal sum of the amount written above, together with interest from the date of this Note on the unpaid principal balance as provided in Section 2 below. This Note is subject to the following terms and conditions.

1. Maturity

Subject to Section 3, the principal and all accrued interest under this Note shall be due and payable upon demand by the Holder at any time after ___________, 20___ (the "Maturity Date"). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with all accrued interest thereon, shall become immediately due and payable upon the occurrence of an Event of Default (as hereinafter defined).

2. Interest

(a) Interest Rate

The outstanding principal will bear interest at the rate of eight (8%) percent per annum.

(b) Interest Payments

Interest on the outstanding principal shall be payable at the rate set forth above and shall be payable at such time as the outstanding principal amount hereof is otherwise due and payable. Interest shall be computed on the basis of a three hundred sixty (360)-day year and actual days elapsed.

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(c) Reduction of Interest

If at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Holder as compensation for fees, services or expenses incidental to the making, negotiating or collection of any advance evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum of rate of interest permitted to be charged by the Holder to the Company, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

3. Conversion

(a) Investment by the Holder

At the option of the Holder, the entire principal amount of and accrued interest on this Note shall be converted into shares of the Company's equity securities (the "Equity Securities") issued and sold at the closing of the Company's next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $5 million in the aggregate (including amounts converted under this Note and other similar convertible promissory notes) (the "Next Equity Financing"). The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus (if applicable) accrued interest by (ii) the price per share of the Equity Securities, rounded to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing.

(b) Mechanics and Effect of Conversion

No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

(c) Payment of Interest

Upon conversion of the principal amount of this Note into Equity Securities or Common Stock, any interest accrued on this Note that is not by reason of this Section 3 hereof simultaneously converted into Equity Securities or Common Stock shall be immediately paid to the Holder.

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4. Payment

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. At any time following the determination of the terms of the next Equity Financing, the Company shall have the right to prepay this Note, in whole or in part, prior to the Maturity Date without penalty; provided that the Holder have the right to convert as set forth in Section 3(a) for a period of ten days following receipt of notice of such prepayment.

5. Events of Default

The occurrence of any of the following shall constitute an "Event of Default" hereunder:

(a) Failure to Pay

The Company shall fail to pay (i) any principal payment on the due date hereunder or (ii) any interest or other payment required pursuant to the terms hereof. on the date due and such payment shall not have been made within twenty (20) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

(b) Breaches of Covenants

The Company shall fail to observe or perform any covenant, obligation, condition or agreement contained herein (other than those covenants specified in Section 5(a) of this Note) and (i) such failure shall continue for twenty (20) days, or (ii) if such failure is not curable within such twenty (20) day period, but is reasonably capable of cure within 180 days, either (A) such failure shall continue for 180 days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial 45 day period; or

(c) Voluntary Bankruptcy or Insolvency Proceedings

The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted pursuant to any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d) Involuntary Bankruptcy or Insolvency Proceedings

Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 180 days of commencement.

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6. Rights of Holder upon Default

Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereunder or pursuant to applicable law. The Company agrees to pay all taxes levied or assessed upon the outstanding principal against any holder of this Note and to pay all reasonable costs, including attorneys' fees, costs relating to the appraisal and/or valuation of assets and all other costs and expenses incurred in the collection, protection, defense, preservation, or enforcement of this Note or any endorsement of this Note or in any litigation arising out of the transactions of which this Note or any endorsement of this Note is a part.

7. Transfer, Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates of the Holder. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires all or substantially all of the Company's property and assets and provided further that none of the Holder's rights hereunder are impaired.

8. Governing Law

This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

9. Notices

Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or five (5) days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

10. Amendments and Waivers

Any term of this Note may be amended or waived only with the written consent of the Company and holders of in excess of 50% of the principal amount of notes issued on about the date of the Note, provided that all such notes are amended, waived or modified in a like manner. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Company, the Holder and each transferee of the Note.

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11. Shareholders, Officers and Directors Not Liable

In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

12. Subordination

This Note shall be subject to the forms of subordination agreement requested from time to time by holders of Senior Indebtedness (as defined below), and the Holder agrees to enter into such forms of subordination agreement upon request of such holders of Senior Indebtedness and be bound by such agreements. "Senior Indebtedness" as used herein shall mean the principal of (and premium, if any) and unpaid interest on, indebtedness of the Company, or with respect to which the Company is a guarantor, investors or to banks, insurance companies, lease financing institutions or other lending institutions or business units of such institutions regularly and primarily engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by the Company, and which is approved by the Board of Directors of the Company, whether or not secured, and whether or not previously incurred or incurred in the future.

13. Representations and Warranties of Holder and Transfer Restrictions

Holder hereby represents and warrants to the Company with respect to the purchase of this Note and any Equity Securities of the Company issued upon conversion of (or with respect to) this Note (the "Note Shares"):

(a) Binding Obligation

The Holder has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note is a valid and binding obligation of the Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b) Investment and Accredited Investor

The Holder understands that the investment in the Note and the Note Shares is a speculative investment, and represents that it is aware of the business affairs and financial condition of the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Note, and that it is purchasing the Note for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws. Holder further represents that it understands that the Note and the Note Shares have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. The Holder acknowledges and understands that the Note and the Note Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available, and that the Company is under no obligation to register or qualify the Note or the Note Shares. The Holder is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

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(c) Access to Data

The Holder acknowledges that it has had an opportunity to discuss the Company's business, management and financial affairs with its officers and directors. The Holder understands that such discussions as well as any written information issued by the Company were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(d) Restrictions on Transferability

The Note and the Note Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 13(d), which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee, or pledgee of the Note and the Note Shares held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 13(d). Prior to any proposed sale, assignment, transfer or pledge of this Note or the Note Shares (collectively the "Restricted Securities"), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder shall give written notice to the Company of the Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accomplished at the Holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to the Commission's Rule 144, an appropriate restrictive legend, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

14. Treatment of Note

To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

COMPANY:

TechnoConcepts Inc.

By:
Antonio Turgeon, Chairman & CEO

AGREED TO AND ACCEPTED:

HOLDER:

By:
Name: Title:

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EXHIBIT C

Form of Warrant

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL (i) THEY ARE SO REGISTERED OR, (ii) RULE 144, RULE 144A OR ANY SUCCESSOR RULE UNDER THE ACT PERMITS SUCH SALE OR TRANSFER, OR (iii) UNLESS SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH EXERCISE, SALE OR TRANSFER UNDER ANY OTHER EXEMPTION UNDER THE ACT, PROVIDED THAT THE HOLDER OF THIS WARRANT OR SHARES OF COMMON STOCK ISSUABLE HEREUNDER DELIVERS TO THE COMPANY AN OPINION OF HOLDER'S COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

WARRANT TO PURCHASE COMMON STOCK OF

TECHNOCONCEPTS, INC.

THIS CERTIFIES that, for value received, ________________________ (herein called "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or prior to the close of business on the five year anniversary of the effective date of this Warrant (the “Termination Date”) but not thereafter, to subscribe for and purchase from TechnoConcepts, Inc. (herein called the "Company") a corporation organized and existing under the laws of the State of Colorado, at the price of $_________ per share (the "Warrant Exercise Price"), ________________ fully paid and nonassessable shares of the Company’s Common Stock, no par value per share, subject to adjustment as set forth in Paragraph 3 below.

This Warrant is subject to the following provisions, terms and conditions:

1.	Exercise; Issuance of Certificates; Payment for Shares.

The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share) at the principal office of the Company (or such office or agency of the Company as it may from time to time reasonably designate) at any time prior to the Termination Date, and by payment to the Company by certified check or bank draft of the Warrant Exercise Price for such shares. The notice accompanying the Warrant shall also set forth the number of shares remaining subject to the Warrant. The Company shall not be obligated to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay to the Holder an amount in cash equal to the Current Market Price per share multiplied by such fraction (rounded to the nearest cent). The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph and this Paragraph 1, certificates for the shares of stock so purchased shall be delivered to the Holder within two business days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised or surrendered shall also be delivered to the Holder hereof within two business days.

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For the purpose of any computation under this Section the "Current Market Price" at any date (the "Computation Date") shall be deemed to be the average of the daily closing prices of the Common Stock for ten consecutive trading days ending the trading day immediately prior to the Computation Date. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such date, the average of the last reported asked prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the closing bid prices reported by NASDAQ or its successor, if any, or such other generally accepted source of publicly reported bid and asked quotations as the Company may reasonably designate. If the price of the Common Stock is not so reported or the Common Stock is not publicly traded, the Current Market Price per share as of any Computation Date shall be determined by the Board of Directors in good faith, on such basis as it considers appropriate, and such determination shall be described in a duly adopted board resolution certified by the Company's secretary or assistant secretary.

2.	Shares to be Fully Paid; Reservation of Shares.

The Company covenants and agrees:

(i) That all Common Stock which may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be fully paid and nonassessable and free from all pre-emptive rights, and taxes, liens and charges with respect to the issuance thereof;

(ii) Without limiting the generality of the foregoing, that the Company will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Warrant Exercise Price per share of the Common Stock issuable pursuant to this Warrant;

(iii) That during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issuance upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant;

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(iv) That the Company will take all such action as may be necessary to assure that the Common Stock issuable upon the exercise hereof may be so issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange or market upon which any capital stock of the Company may be listed or traded;

(v) That the Company will not take any action if the total number of shares of Common Stock issuable after such action and upon exercise of all warrants and other rights to purchase or acquire Common Stock, together with all shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. In the event any stock or securities of the Company other than Common Stock are issuable upon the exercise hereof, the Company will take or refrain from taking any action referred to in clauses (i) through (v) of this Paragraph 2 as though such clauses applied to such other shares or securities then issuable upon the exercise hereof;

(vi)  The Company has all requisite corporate power and authority to execute and deliver this Warrant; the execution and delivery of this Warrant have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Warrant; this Warrant has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(vii) No order, permit, consent, approval, license, authorization or validation of, and no registration or filing of notice with, any governmental entity is necessary to authorize or permit, or is required in connection with, the execution, delivery or performance of this Warrant or the consummation by the Company of the transactions contemplated hereby; and

(viii) Neither the execution, delivery nor compliance by the Company with any of the provisions hereof will (a) violate, conflict with or result in any breach of any provision of the Company's charter documents, (b) result in a violation or breach or termination of, or constitute a default under or conflict with any provision of, any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company is subject, or (c) violate any judgment, order, writ, injunction, decree, award, statute, rule or regulation to which the Company is subject.

3.	Adjustment of Shares Issuable or Warrant Exercise Price.

The above provisions are subject to the following:

If the Company shall pay a dividend or make a distribution in shares of its Common Stock, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities or any assets of the Company or of another entity, the number of shares of Common Stock or other securities the Holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities or assets which such Holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the happening of such event, and the Warrant Exercise Price per share shall be correspondingly adjusted and the aggregate price upon exercise for all Warrants issuable hereunder after giving effect to such adjustment shall not exceed the aggregate amount payable upon exercise of such Warrant prior to such adjustment. An adjustment made pursuant to this Section 3 shall become effective immediately after the record date in the case of a stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Holder of this Warrant shall be entitled to participate in any subscription or other rights offering made to holders of shares of Common Stock as if such Holder had purchased the full number of shares as to which this Warrant remains unexercised immediately prior to the record date for such subscription rights offering. If the Company is consolidated or merged with or into another corporation or entity or if all or substantially all of its assets are conveyed to another corporation or entity this Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a Holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Warrant in full immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the Holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

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The Company shall not effect any such consolidation, merger or conveyance, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such transaction and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

4.	Notice of Adjustment.

Upon any adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant or the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company and pursuant to Paragraph 17, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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5.	Other Notices.

In case at any time prior to the Termination Date:

1. The Company shall declare any cash dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the Holders of its Common Stock;

2. The Company shall offer for subscription to the Holders of any of its Common Stock any additional shares of Common Stock of any class or other rights;

3. There shall be any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with or sale of all or substantially of its assets to another corporation or entity; or

4.  There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

Then in any one or more of said cases the Company shall give by first class mail postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company and pursuant to Paragraph 17 (i) at least 20 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, dissolution, liquidation or winding and (ii) in the case of such reorganization or reclassification, consolidation, merger or sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify in the case of any such dividend, distribution or subscription rights the date on which the holders of Common Stock shall be entitled thereto and a notice required by (ii) shall also specify the date on which the holders of the Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger or sale, dissolution, liquidation or winding up as the case may be.

6.	Issue Tax.

The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other that of the Holder of the Warrant exercised.

7.	Closing of Books.

The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any matter which interferes with a timely exercise of this Warrant. The Company will not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith seek to carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

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8.	No Voting Rights.

This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

9.	Registration and Transfer of Securities; Definitions.

"Holder" means the Holder identified above, its successors, representatives and assigns. If there is more than one Holder at any time prior to the Termination Date, each such Holder shall be entitled to the rights and privileges granted hereunder.

"Company" means TechnoConcepts, Inc. and its successors and assigns.

"Registration", "register" and like words mean compliance with all of the Federal and state laws, rules, regulations and provisions of agreements and corporate documents pertaining to lawful and unconditional transfer of the securities by way of a public offering or distribution.

"Security” or "securities" means the shares of stock of all classes, type and series, and all rights however evidenced or contained, to which the Holder shall be entitled upon the exercise of this Warrant.

10.	Transfers.

Prior to any transfer or attempted transfer of any securities (except a transfer by a Holder to an affiliate, subsidiary, employee or shareholder of the Holder), the Holder shall give written notice to the Company of such Holder's intention to effect such transfer. Holder will not transfer or dispose of this Warrant and will not sell or transfer any securities except pursuant to (i) an effective registration statement under the Act, (ii) Rule 144, Rule 144A or any successor rule under the Act permitting such sale or transfer or (iii) any other exemption under the Act provided that the Holder delivers an opinion of Holder's counsel reasonably satisfactory to counsel to the Company that an exemption from registration under the Act is available. Each certificate evidencing the securities issued upon such transfer shall bear the restrictive legend set forth on the first page of this Warrant modified to delete references to the Warrant, if appropriate, unless in the reasonable opinion of Holder's counsel such legend is not required in order to insure compliance with the Act.

11.	Registration.

Each time the Company shall propose the registration under the Act of any securities of the Company, the Company shall give written notice (the "Company Notice") of such proposed registration to the Holder. The Company will include in any such Registration Statement any securities (or portion thereof) of any Holder who 15 days after the mailing of such notice shall request inclusion. Each Holder shall be entitled to all the benefits of this Paragraph 11; provided, however, that in the event that the managing underwriter for the proposed offering for which the registration is being effected shall determine that the inclusion of all securities requested to be included by the Holder would adversely affect the ability of the underwriter to sell all of the securities requested to be included in such offering, the Holder shall agree to reduce the number of securities to be included to the number recommended by the underwriter, provided that all Holders of Warrants issued hereunder are similarly treated. Nothing herein contained shall limit the right of the Company to terminate a proposed registration for any reason in its absolute discretion. The Company shall not grant to any holder of its securities rights to include securities in any offering of the type described in this Paragraph 11 which are superior to those of the Holder.

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The Company will pay the costs and expenses incident to the performance of its obligations under this Paragraph 11, including the fees and expenses of its counsel, the fees and expenses of its accountants and all other costs and expenses incident to the preparation, printing and filing under the Act of any such Registration Statement, each prospectus and all amendments and supplements thereof, the costs incurred in connection with the qualification of the securities under the laws of various jurisdictions (including fees and disbursements of counsel to the Company), the cost of furnishing to the Holder copies of any such Registration Statement, each preliminary prospectus, the final prospectus and each amendment and supplement thereto, all expenses incident to delivery of the security to any underwriter or underwriters, but not any underwriting commissions or discounts charged to the Holder.

Any Holder whose securities are included (in whole or in part) in a registration statement filed by the Company hereunder agrees, if requested by the managing underwriter of such offering, not to effect any public sale or distribution of securities of the same class as (or securities exchangeable or exercisable for or convertible into securities of the same class as) the securities included in the Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten registration) during the 90-day period (or shorter period requested by the underwriter) beginning on the closing date of such underwritten offering to the extent timely notified in writing by the Company or the managing underwriter.

The Company agrees not to effect any public or private sale or distribution of securities of the same class as the securities (or convertible into or exchangeable or exercisable for securities of the same class as the securities), including a sale pursuant to Section 4(2) or Regulation D under the Act, during the 90-day period beginning on the closing date of an offering made pursuant to this Paragraph 11 except that in the case of a "shelf" registration made pursuant to Rule 415 under the Act no public sale or distribution shall be made by the Company until 60 days following the effective date of the registration statement covering Holder's securities.

12.	Indemnification.

The Company will indemnify and hold harmless each Holder and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holder or underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the securities were registered under the Act, any preliminary prospectus or prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Holder, underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Holder, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, expense or liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by the Holder or underwriter in writing specifically for use in the preparation thereof.

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Each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in said Registration Statement, said preliminary prospectus or prospectus, or amendment or amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by the Holder specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. It shall be a condition of the Company under Paragraph 11 above that the Holder confirm to the Company in writing, prior to the effective date of any Registration Statement in which are included securities of such Holder, the agreement of such Holder as set forth in the previous sentence.

Promptly after receipt by an indemnified party pursuant hereto of notice of any claim or the commencement of any action to which indemnity would apply, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant hereto, notify the indemnifying party of such claim or action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assure the defense of such claim and employ counsel reasonably satisfactory to such indemnified party, or (c) in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying part in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party.)

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13.	Rights and Obligations Survive Exercise Of Warrant.

The rights and obligations of the Company, of the Holder of this Warrant and of the Holder of the shares of Common Stock issuable upon exercise of this Warrant contained herein shall survive the exercise of this Warrant.

14.	Descriptive Headings and Governing Law.

The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with such law and the rights of the Holder shall be governed by the law of such state.

15.	Rule 144.

The Company covenants that if it has registered any class of securities under the Securities Exchange Act of 1934 (the “34 Act”) it will file, on a timely basis, the reports required to be filed by it under the Act and the 34 Act, and the rules and regulations adopted by the Commission thereunder, and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell securities without registration under the Act within the limitation of the conditions provided by (a) Rule 144 and Rule 144A under the Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder the Company will deliver to such Holder a written statement verifying that it has complied with such information and requirements.

The Company represents and warrants to the Holder that except as otherwise required by law the shares of Common Stock issuable upon conversion of the Warrant may be publicaly sold by the Holder pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended ( the “Rule”) one year after the date of issuance of the Warrant, subject to compliance with (i) paragraphs (c), (e) and (h) of the Rule, and (ii) paragraphs (f) or (g) of the Rule..

16.	Reserved.

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17.	Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to the Company, to the principal offices of the Company, to the attention of its General Counsel, 6060 Sepulveda Blvd., Suite #202, Van Nuys, CA 91411, or (b) if to the Holder, to such address as the Holder shall have furnished to the Company, or such other address as the Holder shall have furnished to the Company. All such notices of communications shall be deemed given when actually delivered by hand or messenger or, if mailed, three days after deposit in the U.S. Mail.

18.	Successors and Assigns.

All covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective successors and assigns.

19.	No Inconsistent Agreements.

The Company has not previously entered into, and will not on or after the date of this Warrant enter into, any agreement with respect to its securities which is inconsistent with the terms of this Warrant, including any agreement which impairs or limits the rights granted to the Holder in this Warrant, or which otherwise conflicts with the provisions hereof or would preclude the Company from discharging its obligations hereunder.

20.	Nonwaiver and Expenses.

No course of dealing or any delay or failure to exercise any right hereunder on the part of either party shall operate as a waiver of such right or otherwise prejudice the other party’s rights, powers or remedies, notwithstanding the fact that all of Holder’s rights hereunder terminate on the Termination Date.

21.	Severability.

In the event than any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

22.	Entire Agreement.

This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof.

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23.	Amendment.

Any provision of this Warrant may be amended, waived or modified by a writing signed by the Company and the Holder.

24.	Confidentiality.

The parties hereto agree that the existence of this Warrant, and the terms hereof, shall be held in the strictest confidence and shall not be disclosed to any third party unless (a) such disclosure is required by law, or (b) such disclosure is agreed upon in writing by the Holder and the Company.

DATED effective as of: _________________

TECHNOCONCEPTS, INC.

By:
ANTONIO E. TURGEON
Chairman & CEO

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